                                                                    EXHIBIT 25.1

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                ---------------

                            ------------------------

                             BANKERS TRUST COMPANY
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                   NEW YORK                                     13-4941247
      (JURISDICTION OF INCORPORATION OR                      (I.R.S. EMPLOYER
  ORGANIZATION IF NOT A U.S. NATIONAL BANK)                IDENTIFICATION NO.)

              FOUR ALBANY STREET                                  10006
              NEW YORK, NEW YORK                                (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             BANKERS TRUST COMPANY
                                LEGAL DEPARTMENT
                         130 LIBERTY STREET, 31ST FLOOR
                            NEW YORK, NEW YORK 10006
                                 (212) 250-2201
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                        WFS FINANCIAL 1997-C OWNER TRUST
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                  CALIFORNIA                                    33-0149603
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

               23 PASTEUR ROAD                                    92618
              IRVINE, CALIFORNIA                                (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        WFS FINANCIAL 1997-C OWNER TRUST
                       AUTO RECEIVABLE BACKED SECURITIES
                      (TITLE OF THE INDENTURE SECURITIES)

================================================================================

ITEM 1. GENERAL INFORMATION.

     Furnish the following information as to the trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

                                   NAME                               ADDRESS
            ---------------------------------------------------  -----------------
            Federal Reserve Bank (2nd District)                  New York, NY
            Federal Deposit Insurance Corporation                Washington, D.C.
            New York State Banking Department                    Albany, NY

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

ITEM 3.-15. NOT APPLICABLE

ITEM 16. LIST OF EXHIBITS.

    EXHIBIT 1 --   Restated Organization Certificate of Bankers Trust Company dated August 7,
                   1990, Certificate of Amendment of the Organization Certificate of Bankers
                   Trust Company dated June 21, 1995 -- Incorporated herein by reference to
                   Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171,
                   Certificate of Amendment of the Organization Certificate of Bankers Trust
                   Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-25843 and Certificate of
                   Amendment of the Organization Certificate of Bankers Trust Company dated
                   June 19, 1997, copy attached.
    EXHIBIT 2 --   Certificate of Authority to commence business -- Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                   33-21047.
    EXHIBIT 3 --   Authorization of the Trustee to exercise corporate trust
                   powers -- Incorporated herein by reference to Exhibit 2 filed with Form T-1
                   Statement, Registration No. 33-21047.
    EXHIBIT 4 --   Existing By-Laws of Bankers Trust Company, as amended on February 18, 1997,
                   Incorporated herein by reference to Exhibit 4 filed with Form T-1
                   Statement, Registration No. 333-24509-01.
    EXHIBIT 5 --   Not applicable.
    EXHIBIT 6 --   Consent of Bankers Trust Company required by Section 321(b) of the Act. --
                   Incorporated herein by reference to Exhibit 4 filed with Form T-1
                   Statement, Registration No. 22-18864.
    EXHIBIT 7 --   The latest report of condition of Bankers Trust Company dated as of June
                   30, 1997, copy attached.
    EXHIBIT 8 --   Not Applicable.
    EXHIBIT 9 --   Not Applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of September, 1997.

                                          BANKERS TRUST COMPANY

                                          By:     /s/ LILLIAN K. PEROS
                                            ------------------------------------
                                                      Lillian K. Peros
                                                  Assistant Vice President

                                                                       EXHIBIT 1


                               STATE OF NEW YORK,


                               BANKING DEPARTMENT



     I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.



     WITNESS, my hand and official seal of the Banking Department at the City of New York, this 27th day of June in the Year of our Lord one thousand nine hundred and ninety-seven.



                                          Manuel Kursky

                                          ------------------------------

                                          Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ORGANIZATION CERTIFICATE
                                OF BANKERS TRUST
                     UNDER SECTION 8005 OF THE BANKING LAW

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

           1. The name of the corporation is Bankers Trust Company.

           2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

           3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

           4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     is hereby amended to read as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

           5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.

                                                   James T. Byrne, Jr.
                                          --------------------------------------
                                                   James T. Byrne, Jr.
                                                    Managing Director

                                                       Lea Lahtinen
                                          --------------------------------------
                                                       Lea Lahtinen
                                                   Assistant Secretary

State of New York   )
County of New York  ) ss:

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                       Lea Lahtinen
                                          --------------------------------------
                                                       Lea Lahtinen

Sworn to before me this 19th day
of June, 1997.

            Sandra L. West
--------------------------------------
            Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 1998

                                                                      EXHIBIT 7



Legal Title of Bank:    Bankers Trust Company    Call Date:  06/30/97    ST-BK: 36-4840
Address:                130 Liberty Street       Vendor ID: D            CERT:  00623
City, State ZIP:        New York, NY 10006
FDIC Certificate No.:   00623

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                                                                             C400
                                                             DOLLAR AMOUNTS              ------------
                                                              IN THOUSANDS      RCFD     BIL MIL THOU
                                                             --------------     ----     ------------
ASSETS
  1.  Cash and balances due from depository institutions
      (from Schedule RC-A):
      a. Noninterest-bearing balances and currency and
         coin(1)...........................................                     0081       1,724,000
      b. Interest-bearing balances(2)......................                     0071       2,648,000
  2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-B,
         column A).........................................                     1754               0
      b. Available-for-sale securities (from Schedule RC-B,
         column D).........................................                     1773       3,990,000
  3.  Federal funds sold and securities purchased under
      agreements to resell in domestic offices of the bank
      and of its Edge and Agreement subsidiaries, and in
      IBFs:
      a. Federal funds sold and securities purchased under
         agreements to resell..............................                     1350      26,430,000
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from
         Schedule RC-C)...........................RCFD 2122    17,815,000
      b. LESS: Allowance for loan and lease losses.....
                                                  RCFD 3123       723,000
      c. LESS: Allocated transfer risk reserve....RCFD 3128             0
      d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and
         4.c)..............................................                     2125      17,092,000
  5.  Assets held in trading accounts......................                     3545      40,350,000
  6.  Premises and fixed assets (including capitalized
      leases)..............................................                     2145         937,000
  7.  Other real estate owned (from Schedule RC-M).........                     2150         195,000
  8.  Investments in unconsolidated subsidiaries and
      associated companies (from Schedule RC-M)............                     2130          96,000
  9.  Customers' liability to this bank on acceptances
      outstanding..........................................                     2155         691,000
 10.  Intangible assets (from Schedule RC-M)...............                     2143          85,000
 11.  Other assets (from Schedule RC-F)....................                     2160       4,633,000
 12.  Total assets (sum of items 1 through 11).............                     2170      98,871,000

---------------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    Bankers Trust Company     Call Date: 06/30/97     ST-BK: 36-4840
Address:                130 Liberty Street        Vendor ID: D            CERT: 00623
City, State Zip:        New York, NY 10006
FDIC Certificate No.:   00623

SCHEDULE RC -- CONTINUED

                                                        DOLLAR AMOUNTS
                                                         IN THOUSANDS                   BIL MIL THOU
                                                        ---------------                 ------------
LIABILITIES
 13.  Deposits:
      a. In domestic offices (sum of totals of columns
         A and C from Schedule RC-E, part I)                              RCON 2200      18,026,000
         (1) Noninterest-bearing(1)..........RCON 6631      3,184,000
         (2) Interest-bearing................RCON 6636     14,842,000
      b. In foreign offices, Edge and Agreement
         subsidiaries, and IBFs (from Schedule RC-E
         part II)                                                         RCFN 2200      22,173,000
      (1) Noninterest-bearing................RCFN 6631      1,454,000
      (2) Interest-bearing...................RCFN 6636     20,719,000
 14.  Federal funds purchased and securities sold
      under agreements to repurchase domestic offices
      of the bank and of its Edge and Agreement
      subsidiaries, and in IBFs:                                          RCFD 2800      14,623,000
 15.  a. Demand notes issued to the U.S. Treasury.....                    RCON 2840
      b. Trading liabilities..........................                    RCFD 3548      19,819,000
 16.  Other borrowed money:
      a. With original maturity of one year or less...                    RCFD 2332       6,877,000
      b. With original maturity of more than one year
         through three years..........................                    A547              217,000
      c. With a remaining maturity of more than three
         years........................................                    A548            4,848,000
 17.  Not Applicable.
 18.  Bank's liability on acceptances executed and
      outstanding.....................................                    RCFD 2920         691,000
 19.  Subordinated notes and debentures...............                    RCFD 3200       1,251,000
 20.  Other liabilities (from Schedule RC-G)..........                    RCFD 2930       4,872,000
 21.  Total liabilities (sum of items 13 through
      20).............................................                    RCFD 2948      93,397,000
 22.  Not Applicable
EQUITY CAPITAL
 23.  Perpetual preferred stock and related surplus...                    RCFD 3838       1,000,000
 24.  Common stock....................................                    RCFD 3230       1,001,000
 25.  Surplus (exclude all surplus related to
      preferred stock)................................                    RCFD 3839         540,000
 26.  a. Undivided profits and capital reserves.......                    RCFD 3632       3,314,000
      b. Net unrealized holding gains (losses) on
         available-for-sale securities................                    RCFD 8434          (3,000)
 27.  Cumulative foreign currency translation
      adjustments.....................................                    RCFD 3284        (378,000)
 28.  Total equity capital (sum of items 23 through
      27).............................................                    RCFD 3210       5,474,000
 29.  Total liabilities, limited-life preferred stock,
      and equity capital (sum of items 21, 22, and
      28).............................................                    RCFD 3300      98,871,000

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by independent external                     Number
   auditors as of any date during 1995..............................  RCFD 6724       N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work
---------------

(1) Including total demand deposits and noninterest-bearing time and savings deposits.